BRITISH COLUMBIA | BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

CAROL PREST

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: September 17, 2014 01:52 PM Pacific Time

Incorporation Number: **BC0922905**

Recognition Date and Time: Incorporated on October 17, 2011 02:17 PM Pacific Time

NOTICE OF ARTICLES

Name of Company:

ALEXANDRA CAPITAL CORP.

REGISTERED OFFICE INFORMATION

Mailing Address:
2075 WEST 37 AVENUE
VANCOUVER BC V6M 1N7
CANADA

Delivery Address:
2075 WEST 37 AVENUE
VANCOUVER BC V6M 1N7
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
2075 WEST 37 AVENUE
VANCOUVER BC V6M 1N7
CANADA

Delivery Address:
2075 WEST 37 AVENUE
VANCOUVER BC V6M 1N7
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Tsitos, Ioannis

Mailing Address:	**Delivery Address:**
570 GRANVILLE STREET, SUITE 501 VANCOUVER BC V6C 3P1 CANADA	570 GRANVILLE STREET, SUITE 501 VANCOUVER BC V6C 3P1 CANADA

Last Name, First Name, Middle Name:
OLAFSON, BLAKE GORDON

Mailing Address:	**Delivery Address:**
26 WOODGROVE AVENUE WOODLANDS, 738206 SINGAPORE	26 WOODGROVE AVENUE WOODLANDS, 738206 SINGAPORE

Last Name, First Name, Middle Name:
Morris, Patrick

Mailing Address:	**Delivery Address:**
2203 KEITH ROAD W. NORTH VANCOUVER BC V7P 1Z4 CANADA	2203 KEITH ROAD W. NORTH VANCOUVER BC V7P 1Z4 CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached